                                                                    EXHIBIT 99.1


For Immediate Release                              For more information contact:
Thursday, October 27, 2005                   Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                          Reports Third Quarter Results


         Delphi, Indiana, October 27, 2005 - Chromcraft Revington, Inc. (AMEX:CRC) today reported sales of $40,836,000 and net earnings of $1,191,000 for the third quarter ended October 1, 2005.

         Sales for the third quarter of $40,836,000 represented a 2.0% decrease from $41,658,000 reported for the same quarter last year. Shipments of bedroom, dining room and occasional furniture for the third quarter of 2005 were lower as compared to the same period last year. The sales decrease in these product categories was partially offset by higher shipments of commercial and upholstered furniture. Net earnings for the three months ended October 1, 2005 were $1,191,000, or $.27 per share on a diluted basis. This compares to net earnings of $1,979,000, or $.47 per share on a diluted basis, for the year ago period. Third quarter results were impacted by an unfavorable product sales mix and higher compensation related costs, bad debt expense and interest expense as compared to the third quarter of 2004.

         For the first nine months of 2005, sales decreased 1.4% to $128,896,000 from $130,763,000 in the year earlier period. Net earnings were $5,540,000, or $1.28 per share on a diluted basis, as compared to $5,511,000, or $1.31 per share on a diluted basis, for the prior year period. Included in 2004 results was a pre-tax charge of $1,100,000, or $.16 per share after-tax, to reflect a supplemental retirement benefit to the former President and Chief Executive Officer of the Company.

         Commenting on third quarter results, Mr. Benjamin Anderson-Ray, Chairman and Chief Executive Officer, stated that upholstered furniture shipments were boosted by new product introductions. He added that commercial furniture sales activity continues to reflect an improved business environment for the office furniture industry. Mr. Anderson-Ray pointed out that the Company recently entered into a new credit agreement with Wells Fargo Bank, N.A. that provides for a revolving loan facility of up to $35 million on an unsecured basis. Mr. Anderson-Ray said that the Company's financial strength provides flexibility to grow its hybrid manufacturing/sourcing model, repurchase its common stock and pursue selective strategic acquisitions.


         Chromcraft Revington is a family of niche-oriented businesses that designs, manufactures and sells residential and commercial furniture under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet Company" brand names.



                                                       More.....................

            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)

                                                        Three Months Ended                 Nine Months Ended
                                                 -------------------------------     -------------------------------
                                                   October 1,        October 2,        October 1,       October 2,
                                                     2005               2004             2005              2004
                                                 -------------     -------------     -------------     -------------
Sales                                            $      40,836     $      41,658     $     128,896     $     130,763
                                                 -------------     -------------     -------------     -------------
Gross margin                                             8,949             9,297            29,740            29,878

Selling, general and administrative expenses             6,720             5,881            20,301            20,342
                                                 -------------     -------------     -------------     -------------
Operating income                                         2,229             3,416             9,439             9,536

Interest expense                                           342               204               660               590
                                                 -------------     -------------     -------------     -------------
Earnings before income tax expense                       1,887             3,212             8,779             8,946

Income tax expense                                         696             1,233             3,239             3,435
                                                 -------------     -------------     -------------     -------------
Net earnings                                     $       1,191     $       1,979     $       5,540     $       5,511
                                                 =============     =============     =============     =============

Earnings per share of common stock

       Basic                                     $         .28     $         .48     $        1.30     $        1.33
       Diluted                                   $         .27     $         .47     $        1.28     $        1.31

Shares used in computing earnings
    per share

      Basic                                              4,322             4,155             4,253             4,132
      Diluted                                            4,398             4,224             4,315             4,212



                                                       More.....................

                Condensed Consolidated Balance Sheets (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                       October 1,        October 2,       December 31,
                                                         2005               2004             2004
                                                     -------------     -------------     -------------
Accounts receivable                                  $      22,257     $      22,045     $      18,133
Inventories                                                 36,556            36,695            33,666
Prepaid expenses                                             2,660             2,065             1,971
                                                     -------------     -------------     -------------

      Current assets                                        61,473            60,805            53,770

Property, plant and equipment, net                          30,664            33,107            32,490
Other long-term assets                                         804               823               776
                                                     -------------     -------------     -------------

      Total assets                                   $      92,941     $      94,735     $      87,036
                                                     =============     =============     =============


Current portion of bank debt                         $          --     $       5,000     $          --
Accounts payable                                             5,072             5,624             5,093
Accrued liabilities                                          9,073             9,536             8,623
                                                     -------------     -------------     -------------

      Current liabilities                                   14,145            20,160            13,716

Bank debt                                                    4,390             9,050             5,700
Other long-term liabilities                                  3,949             5,076             4,711
                                                     -------------     -------------     -------------

      Total liabilities                                     22,484            34,286            24,127

Stockholders' equity                                        70,457            60,449            62,909
                                                     -------------     -------------     -------------

      Total liabilities and stockholders' equity     $      92,941     $      94,735     $      87,036
                                                     =============     =============     =============


                                                       More.....................

           Condensed Consolidated Statements of Cash Flows (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)


                                                                                   Nine Months Ended
                                                                            --------------------------------
                                                                              October 1,         October 2,
                                                                                2005               2004
                                                                            -------------      -------------
Operating Activities

   Net earnings                                                             $       5,540      $       5,511
      Adjustments to reconcile net earnings to net
         cash provided by (used in) operating activities
           Depreciation expense                                                     2,643              2,841
           Loss on disposal of equipment                                              230                 --
           Deferred income taxes                                                      372               (278)
           Non-cash ESOP compensation expense                                         670                758
           Stock compensation expense                                                 184                149
           Changes in assets and liabilities
               Accounts receivable                                                 (4,124)            (4,277)
               Inventories                                                         (2,890)            (5,827)
               Prepaid expenses                                                    (1,216)            (1,024)
               Accounts payable and accrued liabilities                               429                154
               Other                                                                 (571)               576
                                                                            -------------      -------------


   Cash provided by (used in) operating activities                                  1,267             (1,417)
                                                                            -------------      -------------

Investing Activities

   Capital expenditures, net                                                       (1,047)              (787)
                                                                            -------------      -------------


   Cash used in investing activities                                               (1,047)              (787)
                                                                            -------------      -------------

Financing Activities

   Net borrowing under an unsecured bank revolving credit line                      4,390                 --
   Net borrowing (repayment) under a secured bank revolving credit line            (1,450)             5,750
   Principal payments on a bank term loan                                          (4,250)            (3,750)
   Stock repurchase from related party                                               (754)                --
   Exercise of stock options, net of tax benefit                                    1,844                204
                                                                            -------------      -------------


   Cash provided by (used in) financing activities                                   (220)             2,204
                                                                            -------------      -------------


Change in cash                                                                         --                 --


Cash at beginning of period                                                            --                 --
                                                                            -------------      -------------


Cash at end of period                                                       $          --      $          --
                                                                            =============      =============